Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-8 of our report dated March 25, 2002, relating to the consolidated financial statements, which appears in AT&T Corp.'s Annual Report on Form 10-K, for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 25, 2002 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

New York, New York
April 1, 2002